UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 13, 2007
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-01687	25-0730780

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (412) 434-3131
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 13, 2007, PPG Industries, Inc. announced that it had agreed to sell to Platinum Equity, a California-based private equity firm, the Company’s original equipment manufacture (OEM) glass and automotive replacement glass and services businesses for approximately $500 million.
On September 17, 2007, the Company announced it had agreed to sell to ZaCh Systems S.p.A., the fine chemicals subsidiary of Zambon Company S.p.A., Milan, Italy, the Company’s fine chemicals business for approximately $65 million.
Copies of the Company’s press releases announcing these transactions are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference in this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 99.1	Press release of PPG Industries, Inc. dated September 13, 2007.

Exhibit 99.2	Press release of PPG Industries, Inc. dated September 17, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2007	PPG INDUSTRIES, INC. (Registrant)
	By:	/s/ James C. Diggs
James C. Diggs
Senior Vice President, General Counsel and Secretary